EXHIBIT INDEX


1. A. (1)   (c) Resolution of the Board of Directors of American  Enterprise
                Life Insurance Company establishing one subaccount - FTVIPT Templeton International Securities Fund - Class 2 dated February 28, 2002.

2.              Opinion of counsel.

6.              Written actuarial opinion of Mark Gorham.

7. (a)          Written  actuarial  consent  of Mark  Gorham.

7. (b)          Written  auditor  consent  of  Ernst  & Young  LLP.

7. (c) Power of Attorney to sign amendments to this Registration Statement dated April 25, 2001h.

7. (d) Power of Attorney to sign amendments to this Registration Statement dated April 9, 2002.